Exhibit 23.1

                    Bagell, Josephs, Levine & Company, LLC
               200 Haddonfield Berlin Road, Gibbsboro, NJ 08026
                     Tel: 856.346.2828 Fax: 856.346.2882

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use of our report dated March 21, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) for the years ended December 31, 2004 and 2003, in this Amendment No. 2 to the Registration Statement of iVoice Technology, Inc. on Form SB-2 and Prospectus dated February 2, 2006.


/s/ Bagell, Josephs, Levine & Company, LLC
Bagell, Josephs, Levine & Company, LLC (formerly Bagell, Josephs & Company,
LLC) Gibbsboro, New Jersey

February 2, 2006